UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2015

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of TSR, Inc. (the “Company”) was held on December 9, 2015. The following matters were submitted to the stockholders of the Company at the 2015 Annual Meeting for their approval:

Election of Directors

The stockholders of the Company elected each of Joseph F. Hughes and Raymond A. Roel to serve as a Class I Director of the Company for a three-year term.  The balloting for the election was as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Joseph F. Hughes	1,224,578	38,930	-	597,924
Raymond A. Roel	1,067,285	196,223	-	597,924

Ratification of the appointment by the Company’s Board of Directors of the Company’s independent registered public accountants.

The stockholders of the Company voted to ratify the appointment by the Company’s Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company, to examine and report upon the Company’s financial statements for the fiscal year ending May 31, 2016. Balloting for this vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,859,682	1,400	350	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and
Secretary

Date: December 10, 2015

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